Exhibit 99.1

18 E. Dover Street

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports First Quarter 2023 Financial Results

Easton, Maryland (04/27/2023) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company” or “Shore Bancshares”) reported net income of $6.457 million or $0.32 per diluted common share for the first quarter of 2023, compared to net income of $8.407 million or $0.42 per diluted common share for the fourth quarter of 2022, and net income of $5.613 million or $0.28 per diluted common share for the first quarter of 2022. Net income, excluding merger-related expenses, for the first quarter of 2023 was $6.959 million or $0.35 per diluted common share, compared to net income, excluding merger-related expenses, of $9.123 million or $0.46 per diluted common share for the fourth quarter of 2022 and net income, excluding merger-related expenses, of $6.156 million or $0.31 per diluted common share for the first quarter 2022. On December 14, 2022, the Company and The Community Financial Corporation (“TCFC”) announced that they had entered into a merger agreement pursuant to which TCFC will be merged with and into the Company. The Company anticipates additional merger-related expenses due to the pending TCFC acquisition.

When comparing net income, excluding merger-related expenses, for the first quarter of 2023 to the fourth quarter of 2022, net income decreased $2.2 million due to decreases in net interest income of $1.3 million and noninterest income of $528 thousand, coupled with increases in noninterest expense of $169 thousand and provision for credit losses of $763 thousand. When comparing net income, excluding merger-related expenses, for the first quarter of 2023 to the first quarter of 2022, net income increased $803 thousand primarily due to an increase in net interest income of $3.2 million partially offset by a decrease in noninterest income of $712 thousand, coupled with increases in both noninterest expense of $600 thousand and provision for credit losses of $613 thousand.

“We are pleased to report our first quarter 2023 earnings and financial results” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer. “This quarter brought intense scrutiny of all banks and their liquidity position due to the recent failures of Silicon Valley Bank and Signature Bank in March. Considering these events, monitoring liquidity and deposit outflow was the primary focus of our cash management teams while we continued to fund loan growth. We are pleased to report that total deposits decreased less than 1.0% since the end of 2022. We experienced normal seasonality in our deposit outflows, specifically from our municipal deposit customers, which typically trend down during the first quarter of each year. We transitioned existing deposits to our insured cash sweep (“ICS”) program during the first quarter, which not only helped alleviate deposit outflows but generated inflows from new and existing customers. We continue to monitor our liquidity position closely by evaluating our percentage of uninsured deposits and our access to additional liquidity through Federal Home Loan Bank (“FHLB”) borrowings and other traditional sources of liquidity. We continue to make progress with the pending merger with TCFC. We have now received all bank regulatory approvals and expect to complete the merger on or about July 1st.”

Balance Sheet Review

Total assets were $3.554 billion at March 31, 2023, an increase of $76.4 million, or 2.2%, when compared to $3.477 billion at December 31, 2022. This increase was primarily due to an increase in loans held for investment of $112.6 million, or 4.4%, partially offset by a decrease in cash and cash equivalents of $17.8 million and an increase in allowance for credit losses of $11.8 million primarily due to a Day 1 CECL adjustment in connection with the Company’s adoption of CECL.

Total borrowings were $174.7 million at March 31, 2023, an increase of $91.6 million, or 110.2%, when compared to $83.1 million at December 31, 2022. Total borrowings at March 31, 2023 were comprised of $131.5 million of FHLB short-term advances and $43.2 million of subordinated debt. There were no long-term FHLB borrowings at March 31, 2022. This increase in total borrowings at March 31, 2023 when compared to December 31,2022 was primarily due to an increase of $91.5 million in FHLB short-term borrowings to manage liquidity and fund loan growth.

Total deposits decreased $15.2 million, or less than 1.0%, when compared to December 31, 2022. The primary reason for this decrease was a decrease in noninterest-bearing deposits of $53.3 million due to the seasonal outflow of municipal deposits. Total interest-bearing deposits increased $38.1 million, primarily due to the transitioning of deposits into the Company's ICS program, which is an insured cash sweep program that provides customers with the ability to insure deposits over $250 thousand among other banks that participate in the ICS network and provides interest rates that track the federal funds rate.

Total stockholders’ equity decreased $2.6 million, or less than 1.0%, when compared to December 31, 2022, primarily due to a Day 1 CECL adjustment of $8.3 million, partially offset by current year earnings and a decrease in unrealized losses on available for sale securities of $860 thousand. At March 31, 2023, the ratio of total equity to total assets was 10.18% and the ratio of total tangible equity to total tangible assets was 8.41% compared to 10.48% and 8.67% at the end of 2022, respectively.

Review of Quarterly Financial Results

Net interest income was $25.7 million for the first quarter of 2023, compared to $26.9 million for the fourth quarter of 2022 and $22.4 million for the first quarter of 2022. The decrease in net interest income when compared to the fourth quarter of 2022 was primarily due to increases in rates paid on interest-bearing liabilities. These interest-bearing liabilities included increases in interest-bearing deposits of 52bps and FHLB short-term borrowings of 98bps, partially offset by increases in yields on loans of 34bps. The increase in the rate paid on interest-bearing deposits was primarily the result of the transitioning of $17 million of existing lower rate deposits into the Company’s ICS program which has interest rates that track the federal funds rate. The average balances of interest-bearing deposits and FHLB short-term borrowings increased $12.4 million, or less than 1.0% and $106.6 million, or 1,442% respectively. The increase in FHLB short-term borrowings was primarily utilized to manage the Company’s liquidity needs and fund loan growth. Net interest income increased when compared to the first quarter of 2022 due to an increase in the average balance of loans of $475.9 million, or 22.3%, and an increase in the average balance of investment securities of $123.2 million, or 23.1%, coupled with an increase in yields of 59bps and 100bps, respectively, resulting in $10.8 million of additional income. When comparing the first quarter of 2023 and 2022 on the liability side of the balance sheet, average interest bearing liabilities increased $122.0 million, or 5.6%. This increase was attributed to an increase in the average balance of interest-bearing deposits of $20.5 million and FHLB short-term borrowings of $114.0 million at higher rates.

The Company’s net interest margin decreased to 3.18% for the first quarter of 2023 from 3.35% for the fourth quarter of 2022 and increased compared to 2.76% for the first quarter of 2022. The decrease in the net interest margin when compared to the fourth quarter of 2022 was primarily due to the increase in the average balance of FHLB short -term borrowings of $106.6 million and an increased rate of 98bps, resulting in an additional $1.3 million in interest expense. The increase in net interest margin when compared to the first quarter of 2022 was primarily due to significantly higher volume of interest earning assets as well as improved yields on such interest earning assets.

The provision for credit losses was $1.2 million for the three months ended March 31, 2023. The comparable amounts were $450 thousand and $600 thousand for the three months ended December 31, 2022, and March 31, 2022, respectively. The increase in the provision for credit losses during the first quarter of 2023 as compared to the prior quarters was primarily a result of new loan growth of $112.6 million. Net charge offs for the first quarter of 2023 were $20 thousand, compared to net charge offs of $84 thousand for the fourth quarter of 2022 and net recoveries of $166 thousand for the first quarter of 2022.

At March 31, 2023 and December 31, 2022, nonperforming assets were $2.7 million and $3.9 million, respectively. The balance of nonperforming assets decreased primarily due to a decrease in loans 90 days past due still accruing of $1.2 million, or 66.8%. When comparing the first quarter of 2023 to the first quarter of 2022, nonperforming assets decreased $1.2 million, or 30.6%, primarily due to decreases in nonaccrual loans of 954 thousand, or 33.5%, and other real estate owned of $382 thousand, or 68.1%.

Total noninterest income for the first quarter of 2023 decreased $528 thousand, or 9.0%, when compared to the fourth quarter of 2022 and decreased $712 thousand, or 11.8%, when compared to the first quarter of 2022. The decrease compared to the fourth quarter of 2022 was primarily due to decreases in revenue associated with the mortgage division of $590 thousand, and in-service charges on deposit accounts of $133 thousand. The decrease in noninterest income when compared to the first quarter of 2022 was primarily due to decreases in revenue associated with the mortgage division of $890 thousand, revenue from Mid-Maryland Title Company, Inc. of $186 thousand and service charges on deposit accounts of $146 thousand partially offset by increases in interchange credits of $174 thousand, and other fees on bank services of $336 thousand. Declines in noninterest income from the mortgage division are primarily attributable to the general rise in interest rates that continue to put pressure on the mortgage market, resulting in declines in home loan sales and home loan refinances.

Total noninterest expense, excluding merger related expenses, for the first quarter of 2023 increased $169 thousand, or less than 1.0%, when compared to the fourth quarter of 2022 and increased $600 thousand, or 3.1%, when compared to the first quarter of 2022. The increase in noninterest expense when compared to the fourth quarter of 2022 was primarily due to increases in employee benefits and legal and professional fees primarily offset by decreases in salaries due increase in deferred salaries based on loan originations in the fourth quarter of 2022. The increase from the first quarter of 2022 was primarily due to increases in other noninterest expenses, employee related benefits, data processing, legal and professional fees and furniture and equipment expense partially offset by decreases in salary expense.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore. It is the parent company of Shore United Bank, N.A. Shore Bancshares engages in title work related to real estate transactions through its wholly-owned subsidiary, Mid-Maryland Title Company, Inc. and in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors.”

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Vance Adkins, Executive Vice President, and Chief Financial Officer, 410-763-7800

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2023	2022	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$25,664	$22,430	14.4
Provision for credit losses	1,213	600	102.2
Noninterest income	5,334	6,046	(11.8)
Noninterest expense	20,893	20,332	2.8
Income before income taxes	8,892	7,544	17.9
Income tax expense	2,435	1,931	26.1
Net income	$6,457	$5,613	15.0

Return on average assets	0.75%	0.65%	10
Return on average assets excluding amortization of intangibles and merger related expenses - Non-GAAP (2)	0.84	0.76	8
Return on average equity	7.25	6.45	80
Return on average tangible equity - Non-GAAP (1), (2)	10.09	9.40	69
Net interest margin	3.18	2.76	42
Efficiency ratio - GAAP	67.40	71.40	(400)
Efficiency ratio - Non-GAAP (1), (2)	63.67	66.93	(326)

PER SHARE DATA
Basic and diluted net income per common share	$0.32	$0.28	14.3

Dividends paid per common share	$0.12	$0.12	—
Book value per common share at period end	18.17	17.73	2.5
Tangible book value per common share at period end - Non-GAAP (1)	14.74	14.19	3.9
Market value at period end	14.28	20.48	(30.3)
Market range:
High	18.15	21.41	(15.2)
Low	14.00	19.34	(27.6)

AVERAGE BALANCE SHEET DATA
Loans	$2,611,644	$2,135,734	22.3
Investment securities	654,193	531,017	23.2
Earning assets	3,279,686	3,253,549	0.8
Assets	3,506,336	3,477,481	0.8
Deposits	2,968,448	3,044,213	(2.5)
Stockholders' equity	361,174	353,011	2.3

CREDIT QUALITY DATA
Net chargeoffs/(recoveries)	$20	$(166)	112.0

Nonaccrual loans	$1,894	$2,848	(33.5)
Loans 90 days past due and still accruing	611	459	33.1
Other real estate owned	179	561	(68.1)
Total nonperforming assets	2,684	3,868	(30.6)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	10.18%	10.07%	11
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.41	8.22	19

Annualized net (recoveries) to average loans	—	(0.03)	3

Allowance for credit losses as a percent of:
Period-end loans (3)	1.07	0.67	40
Period-end loans (4)	1.07	0.92	15
Nonaccrual loans	1,502.85	516.50	98,635
Nonperforming assets	1,060.51	380.30	68,021

As a percent of total loans:
Nonaccrual loans	0.07	0.13	(6)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.10	0.18	(8)

As a percent of total assets:
Nonaccrual loans	0.05	0.08	(3)
Nonperforming assets	0.08	0.11	(3)

(1)	See the reconciliation table that begins on page 13.
(2)	This ratio excludes merger related expenses (Non-GAAP) on page 4.
(3)	As of March 31, 2023 and March 31, 2022, these ratios include all loans held for investment, including PPP loans of $167 thousand and $14.9 million, respectively.
(4)	For 2023, this ratio excludes only PPP loans given the Company’s adoption of the CECL standard. For periods in 2022, this ratio excludes PPP loans and loans acquired in the Severn and Northwest acquisitions.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				March 31, 2023	March 31, 2023
	March 31,	December 31,	March 31,	compared to	compared to
	2023	2022	2022	December 31, 2022	March 31, 2022
ASSETS
Cash and due from banks	$23,863	$37,661	$16,206	(36.6)%	47.2%
Interest-bearing deposits with other banks	13,846	17,838	554,770	(22.4)	(97.5)
Cash and cash equivalents	37,709	55,499	570,976	(32.1)	(93.4)

Investment securities available for sale (at fair value)	81,525	83,587	106,695	(2.5)	(23.6)
Investment securities held to maturity (at amortized cost)	549,096	559,455	407,138	(1.9)	34.9
Equity securities, at fair value	1,258	1,233	1,305	2.0	(3.6)
Restricted securities	15,067	11,169	9,894	34.9	52.3

Loans held for sale, at fair value	3,514	4,248	12,906	(17.3)	(72.8)

Loans held for investment	2,668,681	2,556,107	2,181,106	4.4	22.4
Less: allowance for credit losses	(28,464)	(16,643)	(14,710)	71.0	(93.5)
Loans, net	2,640,217	2,539,464	2,166,396	4.0	21.9

Premises and equipment, net	50,516	51,488	52,049	(1.9)	(2.9)
Goodwill	63,266	63,266	63,281	—	(0.0)
Other intangible assets, net	5,106	5,547	7,018	(8.0)	(27.2)
Other real estate owned, net	179	197	561	(9.1)	(68.1)
Mortgage servicing rights, at fair value	5,310	5,275	5,113	0.7	3.9
Right of use assets, net	9,344	9,629	10,180	(3.0)	(8.2)
Cash surrender value on life insurance	59,711	59,218	58,186	0.8	2.6
Other assets	31,876	28,001	22,799	13.8	39.8
Total assets	$3,553,694	$3,477,276	$3,494,497	2.2	1.7

LIABILITIES
Noninterest-bearing deposits	$808,679	$862,015	$876,415	(6.2)	(7.7)
Interest-bearing deposits	2,185,883	2,147,769	2,192,080	1.8	(0.3)
Total deposits	2,994,562	3,009,784	3,068,495	(0.5)	(2.4)

Advances from FHLB - short-term	131,500	40,000	—	228.8	—
Advances from FHLB - long-term	—	—	10,094	—	(100.0)
Subordinated debt	43,150	43,072	42,840	0.2	0.7
Total borrowings	174,650	83,072	52,934	110.2	229.9

Lease liabilities	9,642	9,908	10,397	(2.7)	(7.3)
Accrued expenses and other liabilities	13,202	10,227	10,807	29.1	22.2
Total liabilities	3,192,056	3,112,991	3,142,633	5.5	5.4

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	199	199	198	—	0.5
Additional paid in capital	201,736	201,494	200,640	0.1	0.5
Retained earnings	167,864	171,613	153,198	(2.2)	9.6
Accumulated other comprehensive loss	(8,161)	(9,021)	(2,172)	9.5	(275.7)
Total stockholders' equity	361,638	364,285	351,864	(0.7)	2.8
Total liabilities and stockholders' equity	$3,553,694	$3,477,276	$3,494,497	4.8	5.2

Period-end common shares outstanding	19,898	19,865	19,843	0.2	0.3
Book value per common share	$18.17	$18.34	$17.73	(0.9)	2.5

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2023	2022	% Change
INTEREST INCOME
Interest and fees on loans	$30,828	$22,085	39.6%
Interest on investment securities:
Taxable	4,064	1,985	104.7
Tax-exempt	7	—	100.0
Interest on deposits with other banks	163	254	(35.8)
Total interest income	35,062	24,324	44.1

INTEREST EXPENSE
Interest on deposits	7,281	1,358	436.2
Interest on short-term borrowings	1,361	2	67,950.0
Interest on long-term borrowings	756	534	41.6
Total interest expense	9,398	1,894	396.2

NET INTEREST INCOME	25,664	22,430	14.4
Provision for credit losses	1,213	600	102.2

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	24,451	21,830	12.0

NONINTEREST INCOME
Service charges on deposit accounts	1,213	1,359	(10.7)
Trust and investment fee income	432	514	(16.0)
Gains on sales and calls of investment securities	—	—	—
Interchange credits	1,212	1,038	16.8
Mortgage-banking revenue	977	1,867	(47.7)
Title Company revenue	137	323	(57.6)
Other noninterest income	1,363	945	44.2
Total noninterest income	5,334	6,046	(11.8)

NONINTEREST EXPENSE
Salaries and wages	8,684	9,562	(9.2)
Employee benefits	2,921	2,662	9.7
Occupancy expense	1,619	1,567	3.3
Furniture and equipment expense	534	429	24.5
Data processing	1,798	1,607	11.9
Directors' fees	250	190	31.6
Amortization of intangible assets	441	517	(14.7)
FDIC insurance premium expense	371	343	8.2
Other real estate owned, net	(1)	(6)	83.3
Legal and professional fees	750	637	17.7
Merger related expenses	691	730	(5.3)
Other noninterest expenses	2,835	2,094	35.4
Total noninterest expense	20,893	20,332	2.8

Income before income taxes	8,892	7,544	17.9
Income tax expense	2,435	1,931	26.1

NET INCOME	$6,457	$5,613	15.0

Weighted average shares outstanding - basic and diluted	19,886	19,828	0.3

Basic and diluted net income per common share	$0.32	$0.28	14.3

Dividends paid per common share	0.12	0.12	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31,
	2023		2022
	Average	Yield/	Average	Yield/
	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$2,611,644	4.79%	$2,135,734	4.20%
Investment securities
Taxable	653,527	2.49	531,017	1.49
Tax-exempt (1)	666	5.41	—	—
Interest-bearing deposits	13,849	4.77	586,798	0.18
Total earning assets	3,279,686	4.34%	3,253,549	3.01%
Cash and due from banks	28,602		(15,253)
Other assets	228,054		253,424
Allowance for credit losses	(30,006)		(14,239)
Total assets	$3,506,336		$3,477,481

Interest-bearing liabilities
Demand deposits	$694,894	1.89%	$589,737	0.16%
Money market and savings deposits	1,004,553	0.96	1,075,791	0.23
Certificates of deposit $100,000 or more	241,436	1.81	286,587	0.40
Other time deposits	207,403	1.16	175,683	0.57
Interest-bearing deposits	2,148,286	1.37	2,127,798	0.26
Securities sold under retail repurchase agreements and federal funds purchased	—	—	2,770	0.29
Advances from FHLB - short-term	113,972	4.84	—	—
Advances from FHLB - long-term	—	—	10,116	0.57
Subordinated debt	43,108	7.11	42,804	4.93
Total interest-bearing liabilities	2,305,366	1.65%	2,183,488	0.35%
Noninterest-bearing deposits	820,162		916,415
Accrued expenses and other liabilities	19,634		24,567
Stockholders' equity	361,174		353,011
Total liabilities and stockholders' equity	$3,506,336		$3,477,481

Net interest spread		2.69%		2.66%
Net interest margin		3.18%		2.76%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Q1 2023		Q1 2023
	2023	2022	2022	2022	2022	compared to		compared to
	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2022		Q1 2022
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$25,705	$26,981	$27,350	$24,656	$22,469	(4.7)%		14.4%
Less: Taxable-equivalent adjustment	40	38	35	38	39	5.3		2.6
Net interest income	25,664	26,943	27,315	24,618	22,430	(4.7)		14.4
Provision for credit losses	1,213	450	675	200	600	169.6		102.2
Noninterest income	5,334	5,862	5,344	5,833	6,046	(9.0)		(11.8)
Noninterest expense	20,893	21,000	18,899	20,094	20,332	(0.5)		2.8
Income before income taxes	8,892	11,355	13,085	10,157	7,544	(21.7)		17.9
Income tax expense	2,435	2,948	3,427	2,658	1,931	(17.4)		26.1
Net income	$6,457	$8,407	$9,658	$7,499	$5,613	(23.2)		15.0

Return on average assets	0.75%	0.97%	1.11%	0.88%	0.65%	(22	)bp	10	bp
Return on average assets excluding amortization of intangibles and merger related expenses - Non-GAAP (2)	0.84	1.09	1.17	0.94	0.76	(25)		8
Return on average equity	7.25	9.22	10.72	8.52	6.45	(197)		80
Return on average tangible equity - Non-GAAP (1)	10.09	12.83	13.98	11.41	9.40	(274)		69
Net interest margin	3.18	3.35	3.38	3.10	2.76	(17)		42
Efficiency ratio - GAAP	67.40	64.01	57.87	65.99	71.40	339		(400)
Efficiency ratio - Non-GAAP (1), (2)	63.67	59.59	55.79	63.44	66.93	408		(326)

PER SHARE DATA
Basic and diluted net income per common share	$0.32	$0.42	$0.49	$0.38	$0.28	(23.8)%		14.3%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	18.17	18.34	17.99	17.77	17.73	(0.9)		2.5
Tangible book value per common share at period end - Non-GAAP (1)	14.74	14.87	14.50	14.26	14.19	(0.9)		3.9
Market value at period end	14.28	17.43	17.32	18.50	20.48	(18.1)		(30.3)
Market range:
High	18.15	20.85	20.50	21.21	21.41	(12.9)		(15.2)
Low	14.00	17.04	17.29	17.91	19.34	(17.8)		(27.6)

AVERAGE BALANCE SHEET DATA
Loans	$2,611,644	$2,467,324	$2,327,279	$2,217,139	$2,135,734	5.8%		22.3%
Investment securities	654,193	661,968	618,378	546,252	531,017	(1.2)		23.2
Earning assets	3,279,686	3,206,591	3,210,233	3,189,926	3,253,549	2.3		0.8
Assets	3,506,336	3,441,079	3,444,365	3,419,168	3,477,481	1.9		0.8
Deposits	2,968,448	3,006,734	3,012,658	2,993,098	3,044,213	(1.3)		(2.5)
Stockholders' equity	361,174	361,623	357,383	353,192	353,011	(0.1)		2.3

CREDIT QUALITY DATA
Net charge offs/(recoveries)	$20	$84	$(119)	$(573)	$(166)	(76.2)%		112.0%

Nonaccrual loans	$1,894	$1,908	$1,949	$2,693	$2,848	(0.7)		(33.5)
Loans 90 days past due and still accruing	611	1,841	644	803	459	(66.8)		33.1
Other real estate owned	179	197	197	197	561	(9.1)		(68.1)
Total nonperforming assets	$2,684	$3,946	$2,790	$3,693	$3,868	(32.0)		(30.6)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	10.18%	10.48%	10.36%	10.25%	10.07%	(30	)bp	11	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.41	8.67	8.52	8.39	8.22	(26)		19

Annualized net (recoveries) to average loans	—	0.01	(0.02)	(0.10)	(0.03)	(1)		3

Allowance for credit losses as a percent of:
Period-end loans (3)	1.07	0.65	0.68	0.68	0.67	42		40
Period-end loans (4)	1.07	0.78	0.84	0.89	0.92	29		15
Nonaccrual loans	1,502.85	872.27	835.15	574.94	516.50	63,058		98,635
Nonperforming assets	1,060.51	421.77	583.41	419.25	380.30	63,874		68,021

As a percent of total loans:
Nonaccrual loans	0.07	0.07	0.08	0.12	0.13	—		(6)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.10	0.15	0.12	0.16	0.18	(5)		(8)

As a percent of total assets:
Nonaccrual loans	0.05	0.05	0.06	0.08	0.08	—		(3)
Nonperforming assets	0.08	0.11	0.08	0.11	0.11	(3)		(3)

(1)	See the reconciliation table that begins on page 13.
(2)	This ratio excludes merger related expenses (Non-GAAP) on page 9.
(3)	Includes all loans held for investment, including PPP loan balances for all periods shown.
(4)	For 2023, this ratio excludes only PPP loans given the company’s adoption of the CECL standard. For periods in 2022, this ratio excludes PPP loans and loans acquired in the Severn and Northwest acquisitions.

Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q1 2023	Q1 2023
						compared to	compared to
	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2022	Q1 2022
INTEREST INCOME
Interest and fees on loans	$30,828	$27,664	$25,924	$23,452	$22,085	11.4%	39.6%
Interest on investment securities:
Taxable	4,064	3,945	3,186	2,392	1,985	3.0	104.7
Tax-exempt	7	6	—	—	—	16.7	100.0
Interest on deposits with other banks	163	664	1,466	826	254	(75.5)	(35.8)
Total interest income	35,062	32,279	30,576	26,670	24,324	8.6	44.1

INTEREST EXPENSE
Interest on deposits	7,281	4,554	2,561	1,511	1,358	59.9	436.2
Interest on short-term borrowings	1,361	72	—	—	2	1,790.3	67,950.0
Interest on long-term borrowings	756	710	700	541	534	6.5	41.6
Total interest expense	9,398	5,336	3,261	2,052	1,894	76.1	396.2

NET INTEREST INCOME	25,664	26,943	27,315	24,618	22,430	(4.7)	14.4
Provision for credit losses	1,213	450	675	200	600	169.6	102.2

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	24,451	26,493	26,640	24,418	21,830	(7.7)	12.0

NONINTEREST INCOME
Service charges on deposit accounts	1,213	1,346	1,509	1,438	1,359	(9.9)	(10.7)
Trust and investment fee income	432	401	421	447	514	7.7	(16.0)
Interchange credits	1,212	1,280	1,241	1,253	1,038	(5.3)	16.8
Mortgage-banking revenue	977	1,567	680	1,096	1,867	(37.7)	(47.7)
Title Company revenue	137	194	397	426	323	(29.4)	(57.6)
Other noninterest income	1,363	1,074	1,096	1,173	945	26.9	44.2
Total noninterest income	5,334	5,862	5,344	5,833	6,046	(9.0)	(11.8)

NONINTEREST EXPENSE
Salaries and wages	8,684	8,909	8,562	8,898	9,562	(2.5)	(9.2)
Employee benefits	2,921	2,786	2,191	2,269	2,662	4.8	9.7
Occupancy expense	1,619	1,694	1,496	1,485	1,567	(4.4)	3.3
Furniture and equipment expense	534	648	533	411	429	(17.6)	24.5
Data processing	1,798	1,856	1,759	1,668	1,607	(3.1)	11.9
Directors' fees	250	222	217	210	190	12.6	31.6
Amortization of intangible assets	441	460	499	511	517	(4.1)	(14.7)
FDIC insurance premium expense	371	315	339	429	343	17.8	8.2
Other real estate owned expenses, net	(1)	13	1	57	(6)	(107.7)	83.3
Legal and professional fees	750	636	756	811	637	17.9	17.7
Merger related expenses	691	967	159	241	730	(28.5)	(5.3)
Other noninterest expenses	2,835	2,494	2,387	3,104	2,094	13.7	35.4
Total noninterest expense	20,893	21,000	18,899	20,094	20,332	(0.5)	2.8

Income before income taxes	8,892	11,355	13,085	10,157	7,544	(21.7)	17.9
Income tax expense	2,435	2,948	3,427	2,658	1,931	(17.4)	26.1

NET INCOME	$6,457	$8,407	$9,658	$7,499	$5,613	(23.2)	15.0

Weighted average shares outstanding - basic and diluted	19,886	19,862	19,852	19,847	19,828	0.1	0.3

Basic and diluted net income per common share	$0.32	$0.42	$0.49	$0.38	$0.28	(23.8)	14.3

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
											Q1 2023	Q1 2023
											compared to	compared to
	Q1 2023		Q4 2022		Q3 2022		Q2 2022		Q1 2022		Q4 2022	Q1 2022
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$2,611,644	4.79%	$2,467,324	4.45%	$2,327,279	4.43%	$2,217,139	4.25%	$2,135,734	4.20%	5.8%	22.3%
Investment securities
Taxable	653,527	2.49	661,519	2.39	618,378	2.06	546,252	1.75	531,017	1.49	(1.2)	23.1
Tax-exempt (1)	666	5.41	449	6.24	—	—	—	—	—	—	100.0	100.0
Interest-bearing deposits	13,849	4.77	77,299	3.40	264,576	2.20	426,535	0.78	586,798	0.18	(82.1)	(97.6)
Total earning assets	3,279,686	4.34%	3,206,591	4.00%	3,210,233	3.78%	3,189,926	3.36%	3,253,549	3.01%	2.3	0.8
Cash and due from banks	28,602		29,358		31,724		26,162		(15,253)		(2.6)	(287.5)
Other assets	228,054		221,599		218,163		218,353		253,424		2.9	(10.0)
Allowance for credit losses	(30,006)		(16,469)		(15,755)		(15,273)		(14,239)		82.2	110.7
Total assets	$3,506,336		$3,441,079		$3,444,365		$3,419,168		$3,477,481		1.9	0.8

Interest-bearing liabilities
Demand deposits	$694,894	1.89%	$670,424	1.31%	$646,399	0.66%	$644,881	0.22%	$589,737	0.16%	3.6	17.8
Money market and savings deposits	1,004,553	0.96	1,043,076	0.60	1,034,580	0.35	1,019,295	0.21	1,075,791	0.23	(3.7)	(6.6)
Certificates of deposit $100,000 or more	241,436	1.81	217,051	0.79	222,697	0.55	234,325	0.58	286,587	0.40	11.2	(15.8)
Other time deposits	207,403	1.16	205,293	0.62	215,014	0.51	221,714	0.54	175,683	0.57	1.0	18.1
Interest-bearing deposits	2,148,286	1.37	2,135,844	0.85	2,118,690	0.48	2,120,215	0.29	2,127,798	0.26	0.6	1.0
Securities sold under retail repurchase agreements and federal funds purchased	—	—	—	—	—	—	—	—	2,770	0.29	—	(100.0)
Advances from FHLB - short-term	113,972	4.84	7,391	3.86	—	—	—	—	—	—	100.0	100.0
Advances from FHLB - long-term	—	—	653	(6.08)	10,035	0.63	10,075	0.60	10,116	0.57	(100.0)	(100.0)
Subordinated debt	43,108	7.11	43,031	6.64	42,953	6.33	42,876	4.93	42,804	4.93	0.2	0.7
Total interest-bearing liabilities	2,305,366	1.65%	2,186,919	0.96%	2,171,678	0.60%	2,173,166	0.38%	2,183,488	0.35%	5.4	5.6
Noninterest-bearing deposits	820,162		870,890		893,968		872,883		916,415		(5.8)	(10.5)
Accrued expenses and other liabilities	19,634		21,647		21,336		19,927		24,567		(9.3)	(20.1)
Stockholders' equity	361,174		361,623		357,383		353,192		353,011		(0.1)	2.3
Total liabilities and stockholders' equity	$3,506,336		$3,441,079		$3,444,365		$3,419,168		$3,477,481		1.9	0.8

Net interest spread		2.69%		3.04%		3.18%		2.98%		2.66%
Net interest margin		3.18%		3.35%		3.38%		3.10%		2.76%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	3/31/2023	3/31/2022
The following reconciles return on average equity and return on average tangible equity (Note 1):

Net Income	$6,457	$8,407	$9,658	$7,499	$5,613	$6,457	$5,613
Net Income - annualized (A)	$26,187	$33,354	$38,317	$30,078	$22,764	$26,187	$22,764

Net income, excluding net amortization of intangible assets and merger related expenses	$7,279	$9,463	$10,144	$8,054	$6,541	$7,279	$6,541
Net income, excluding net amortization of intangible assets and merger related expenses - annualized (B)	$29,520	$37,543	$40,245	$32,305	$26,527	$29,520	$26,527

Return on average assets excluding net amortization of intangible assets and merger related expenses - Non-GAAP	0.84%	1.09%	1.17%	0.94%	0.76%	0.84%	0.76%

Average stockholders' equity (C)	$361,174	$361,623	$357,383	$353,192	$353,011	$361,174	$353,011
Less: Average goodwill and other intangible assets	(68,607)	(69,077)	(69,558)	(70,057)	(70,711)	(68,607)	(70,711)
Average tangible equity (D)	$292,567	$292,546	$287,825	$283,135	$282,300	$292,567	$282,300

Return on average equity (GAAP) (A)/(C)	7.25%	9.22%	10.72%	8.52%	6.45%	7.25%	6.45%
Return on average tangible equity (Non-GAAP) (B)/(D)	10.09%	12.83%	13.98%	11.41%	9.40%	10.09%	9.40%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):

Noninterest expense (E)	$20,893	$21,000	$18,899	$20,094	$20,332	$20,893	$20,332
Less: Amortization of intangible assets	(441)	(460)	(499)	(511)	(517)	(441)	(517)
Merger Expenses	(691)	(967)	(159)	(241)	(730)	(691)	(730)
Adjusted noninterest expense (F)	$19,761	$19,573	$18,241	$19,342	$19,085	$19,761	$19,085

Net interest income (G)	$25,664	$26,943	$27,315	$24,618	$22,430	$25,664	$22,430
Add: Taxable-equivalent adjustment	40	40	35	38	39	40	39
Taxable-equivalent net interest income (H)	$25,704	$26,983	$27,350	$24,656	$22,469	$25,704	$22,469

Noninterest income (I)	$5,334	$5,862	$5,344	$5,833	$6,046	$5,334	6,046
Less: Investment securities (gains)	—	—	—	—	—	—	—
Adjusted noninterest income (J)	$5,334	$5,862	$5,344	$5,833	$6,046	$5,334	$6,046

Efficiency ratio (GAAP) (E)/(G)+(I)	67.40%	64.01%	57.87%	65.99%	71.40%	67.40%	71.40%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	63.67%	59.59%	55.79%	63.44%	66.93%	63.67%	66.93%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$361,638	$364,285	$357,221	$352,777	$351,864
Less: Goodwill and other intangible assets	(68,372)	(68,813)	(69,288)	(69,787)	(70,299)
Tangible equity (M)	$293,266	$295,472	$287,933	$282,990	$281,565

Shares outstanding (N)	19,898	19,865	19,858	19,850	19,843

Book value per common share (GAAP) (L)/(N)	$18.17	$18.34	$17.99	$17.77	$17.73
Tangible book value per common share (Non-GAAP) (M)/(N)	$14.74	$14.87	$14.50	$14.26	$14.19

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$361,638	$364,285	$357,221	$352,777	$351,864
Less: Goodwill and other intangible assets	(68,372)	(68,813)	(69,288)	(69,787)	(70,299)
Tangible equity (P)	$293,266	$295,472	$287,933	$282,990	$281,565

Assets (Q)	$3,553,694	$3,477,276	$3,446,804	$3,442,550	$3,494,497
Less: Goodwill and other intangible assets	(68,372)	(68,813)	(69,288)	(69,787)	(70,299)
Tangible assets (R)	$3,485,322	$3,408,463	$3,377,516	$3,372,763	$3,424,198

Period-end equity/assets (GAAP) (O)/(Q)	10.18%	10.48%	10.36%	10.25%	10.07%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	8.41%	8.67%	8.52%	8.39%	8.22%

Note 1:	Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2:	Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.